Exhibit 25.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

THE GEO GROUP, INC.

(Exact name of obligor as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Florida	65-0043078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Park Place, Suite 700 621 Northwest 53rd Street Boca Raton, Florida	33487-8242
(Address of principal executive offices)	(Zip code)

Subordinated Debt Securities

(Title of the indenture securities)

Table of Additional Registrants

Exact Name of Subsidiary	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number
GEO RE Holdings LLC	Delaware	65-0853089
Correctional Services Corporation, LLC	Delaware	11-3182580
CPT Limited Partner, LLC	Delaware	*
CPT Operating Partnership L.P.	Delaware	*
Correctional Properties Prison Finance LLC	Delaware	*
Public Properties Development and Leasing LLC	Delaware	*
GEO Holdings I, Inc.	Delaware	56-2635779
GEO Acquisition II, Inc.	Delaware	01-0882442
GEO Transport, Inc.	Florida	56-2677868
Cornell Companies, Inc.	Delaware	76-0433642
Cornell Corrections Management, LLC	Delaware	74-2650655
CCG I, LLC	Delaware	76-0544498
Cornell Corrections of Alaska, Inc.	Alaska	76-0578707
Cornell Corrections of California, Inc.	California	94-2411045
Cornell Corrections of Texas, Inc.	Delaware	74-2650651
Cornell Corrections of Rhode Island, Inc.	Delaware	74-2650654
Cornell Interventions, Inc.	Illinois	74-2918981
Correctional Systems, LLC	Delaware	33-0607766
Cornell Abraxas Group, Inc.	Delaware	76-0545741
WBP Leasing, LLC	Delaware	76-0546892
BII Holding Corporation	Delaware	26-3064495
BII Holding I Corporation	Delaware	26-3334669
Behavioral Holding Corp.	Delaware	20-4244005
Behavioral Acquisition Corp.	Delaware	22-3746193
B.I. Incorporated	Colorado	84-0769926
MCF GP, LLC	Delaware	*
GEO MCF LP, LLC	Delaware	*
Municipal Corrections Finance, LP	Delaware	**
GEO Leasing, LLC	Florida	46-1288456
GEO Corrections Holdings, Inc.	Florida	46-1972528
GEO Corrections and Detention, LLC	Florida	46-1258100
GEO Reentry Services, LLC	Florida	46-1260559
Cornell Abraxas Group OS, LLC	Florida	46-1270920
Cornell Companies of California OS, LLC	Delaware	46-1658344
Cornell Companies of Texas OS, LLC	Delaware	46-1664300
Cornell Interventions OS, LLC	Delaware	46-1679031
Protocol Criminal Justice, Inc.	Florida	90-1031969
Correctional Properties, LLC	Delaware	47-2920630
GEO/DEL/R/02, Inc.	Delaware	**
GEO International Services, Inc.	Delaware	47-3510903
GEO/DEL/T/02, Inc.	Delaware	47-3516062
Highpoint Investments, LLC	Delaware	*
GEO Reentry, Inc.	Delaware	47-3703578
GEO Reentry Services of Alaska, Inc.	Alaska	47-2529590

Exact Name of Subsidiary	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number
GEO Care LLC	Delaware	47-3529923
GEO CC1, Inc.	Delaware	47-3543394
GEO Detention Services, Inc.	Delaware	47-3556698
GEO CC3, Inc.	Delaware	47-3573145
BI Mobile Breath, Inc.	Delaware	27-1931247
Clearstream Development LLC	Delaware	82-1455265
GEO Operations, Inc.	Florida	36-4868763
CEC Parent Holdings LLC	Delaware	47-3464615
CEC Intermediate Holdings LLC	Delaware	*
CCMAS LLC	Delaware	32-0393183
Community Education Centers, Inc.	Delaware	22-3457238
Minsec Companies, LLC	Pennsylvania	20-4798404
Minsec Treatment, LLC	Pennsylvania	20-8432898
CiviGenics, Inc.	Massachusetts	04-3266429
CCC Wyoming Properties, LLC	Wyoming	06-1531669
Broad Real Estate Holdings LLC	Delaware	00-9577535
CiviGenics Management Services, LLC	Massachusetts	04-3353973
CiviGenics-Texas, Inc.	Texas	74-2870249
Fenton Security, LLC	Pennsylvania	23-2216896
Secon, Inc.	Massachusetts	04-3308048
ADAPPT, LLC	Pennsylvania	23-2653056
Community Corrections, LLC	Colorado	84-0984354
Arapahoe County Residential Center, LLC	Colorado	84-1145631
CEC Staffing Solutions, LLC	New Jersey	47-4539867
Community Alternatives	Wyoming	06-1536351

*	Not applicable as these entities are disregarded for Federal Income Tax Purposes
**	None

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee. Not applicable.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

* Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and State of Georgia on the 16th day of October, 2017.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Stefan Victory
Stefan Victory Vice President

EXHIBIT 6

October 16, 2017

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Stefan Victory
Stefan Victory Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2017, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$19,386
Interest-bearing balances		195,432
Securities:
Held-to-maturity securities		140,286
Available-for-sale securities		240,904
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		72
Securities purchased under agreements to resell		31,063
Loans and lease financing receivables:
Loans and leases held for sale		20,008
Loans and leases, net of unearned income	928,756
LESS: Allowance for loan and lease losses	10,281
Loans and leases, net of unearned income and allowance		918,475
Trading Assets		44,239
Premises and fixed assets (including capitalized leases)		7,782
Other real estate owned		765
Investments in unconsolidated subsidiaries and associated companies		11,629
Direct and indirect investments in real estate ventures		294
Intangible assets
Goodwill		22,671
Other intangible assets		16,509
Other assets		62,422

Total assets		$1,731,937

LIABILITIES
Deposits:
In domestic offices		$1,237,791
Noninterest-bearing	433,623
Interest-bearing	804,168
In foreign offices, Edge and Agreement subsidiaries, and IBFs		122,015
Noninterest-bearing	654
Interest-bearing	121,361
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		4,026
Securities sold under agreements to repurchase		7,123

Dollar Amounts In Millions
Trading liabilities	11,964
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	136,524
Subordinated notes and debentures	12,952
Other liabilities	36,121

Total liabilities	$1,568,516

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	110,513
Retained earnings	52,469
Accumulated other comprehensive income	(470)
Other equity capital components	0

Total bank equity capital	163,031
Noncontrolling (minority) interests in consolidated subsidiaries	390

Total equity capital	163,421

Total liabilities, and equity capital	$1,731,937

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors

Enrique Hernandez, Jr

James Quigley

Stephen Sanger